Exhibit 21.01

Subsidiaries of NuStar Energy L.P.

Name of Entity	Jurisdiction of Organization
Cöoperatie NuStar Holdings U.A.	Netherlands
LegacyStar Services, LLC	Delaware
NS Security Services, LLC	Delaware
NuStar Energy Services, Inc.	Delaware
NuStar Finance LLC	Delaware
NuStar GP Holdings, LLC	Delaware
NuStar GP, Inc.	Delaware
NuStar GP, LLC	Delaware
NuStar Holdings B.V.	Netherlands
NuStar Internacional, S. de R.L. de C.V.	Mexico
NuStar Logistics, L.P.	Delaware
NuStar Permian Crude Logistics, LLC	Delaware
NuStar Permian Holdings, LLC	Delaware
NuStar Permian Transportation and Storage, LLC	Delaware
NuStar Pipeline Company, LLC	Delaware
NuStar Pipeline Holding Company, LLC	Delaware
NuStar Pipeline Operating Partnership L.P.	Delaware
NuStar Pipeline Partners L.P.	Delaware
NuStar Services Company LLC	Delaware
NuStar Supply & Trading LLC	Delaware
NuStar Terminals Delaware, Inc.	Delaware
NuStar Terminals Operations Partnership L.P.	Delaware
NuStar Terminals Services, Inc.	Delaware
Riverwalk Logistics, L.P.	Delaware
Shore Terminals LLC	Delaware
Star Creek Ranch, LLC	Delaware